Exhibit 99.1
AGREEMENT
     Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of the shares of Common Stock of Somaxon Pharmaceuticals, Inc.
Dated: July 16, 2009

PROSPECT VENTURE PARTNERS III, L.P.
By:	Prospect Management Co. III, L.L.C.
Its:	General Partner

/s/ Dave Markland
Dave Markland
Attorney-in-Fact

PROSPECT MANAGEMENT CO. III, L.L.C.
/s/ Dave Markland
Dave Markland
Attorney-in-Fact

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